UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2011

CSS Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2661	13-1920657
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1845 Walnut Street, Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 569-9900

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 17, 2011, CSS Industries, Inc. (the “Company” or “CSS”) entered into a Credit Agreement (“Agreement”) with Wells Fargo Bank, National Association, as administrative agent and as a lender, and Citizens Bank of Pennsylvania, as a lender. The Agreement provides for a new revolving credit facility that replaces the Company’s $110 million revolving credit facility that had been due to expire on November 20, 2011, and its accounts receivable securitization facility that had been due to expire on July 5, 2011. The accounts receivable securitization facility had a funding limit that automatically adjusted on February 1, 2011 from $60 million to $15 million.
The following description of the Agreement is qualified in its entirety by the provisions of the Agreement, which is filed herewith as Exhibit 10.1.
The Agreement has a five-year term expiring on March 17, 2016, and it provides for a revolving line of credit under which the maximum credit available to CSS at any one time automatically adjusts upwards and downwards on a periodic basis among “low”, “medium” and “high” levels (each a “Commitment Level”), as follows:

Commitment Period Description	Commitment Period Time Frame	Commitment Level
Low	February 1 to June 30 (5 months)	$50 million
Medium	July 1 to October 31 (4 months)	$100 million
High	November 1 to January 31 of the following year (3 months)	$150 million
CSS has the option to increase the Commitment Level during part of any Low Commitment Period (as defined in the Agreement) from $50 million to an amount not less than $62.5 million and not in excess of $125 million; provided, however, that the Commitment Level must remain at $50 million for at least three (3) consecutive months during each Low Commitment Period. CSS has the option to increase the Commitment Level during all or part of any Medium Commitment Period (as defined in the Agreement) from $100 million to an amount not in excess $125 million.
Fifteen (15) days prior written notice is required for the Company to exercise an option to increase the Commitment Level with respect to a particular Low Commitment Period or Medium Commitment Period. The Company may exercise an option to increase the Commitment Level no more than three (3) times each calendar year.
The facility may be used for the Company’s working capital needs, general corporate purposes (including Permitted Acquisitions (as defined in the Agreement)), and the issuance of commercial and standby letters of credit. There is a $20 million sublimit for letters of credit. Loans (as defined in the Agreement) may be repaid and re-borrowed from time to time, provided that the aggregate amount of Loans and letters of credit outstanding under the Agreement at any one time cannot exceed the Commitment Level that is applicable at such time.
Loans under the Agreement incur interest at per annum rates equal to either the LIBOR Rate (as defined in the Agreement) plus 0.95%, or the LIBOR Market Index Rate (as defined in the Agreement) plus 0.95%, as selected by the Company. For each LIBOR Rate Loan, the Company may select an Interest Period (as defined in the Agreement) of either one (1), two (2) or three (3) months. The interest rates otherwise applicable under the Agreement may be increased by 2% per annum upon the occurrence and continuance of an Event of Default (as defined in the Agreement).

In addition to interest, the Company is required to pay “unused” fees equal to 0.25% per annum on the average daily unused amount of the Commitment Level that is then applicable. The Company paid a closing fee of $100,000 at the time that the Agreement was executed and delivered.
The Agreement contains financial covenants requiring the Company to maintain as of the last day of each fiscal quarter: (i) a Tangible Net Worth (as defined in the Agreement) of not less than $140 million, and (ii) an Interest Coverage Ratio (as defined in the Agreement) of not less than 3.50 to 1.00.
The Agreement contains various additional covenants with which the Company is required to comply. These covenants address, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness; grant liens on their assets; engage in mergers, acquisitions, divestitures and/or sale/leaseback transactions; make Investments, Restricted Payments and Capital Expenditures (each, as defined in the Agreement); and enter into “negative pledge” agreements with respect to their assets.
Subject to applicable provisions of the Agreement, upon the occurrence and during the continuance of an Event of Default, the Company’s obligation to repay Loans under the Agreement may be accelerated, and the lenders’ obligations to make further Loans under the Agreement may terminate prior to the March 17, 2016 maturity date.
The following direct and indirect domestic subsidiaries of CSS are parties to the Agreement as guarantors of the obligations thereunder of CSS: Berwick Offray LLC; Paper Magic Group, Inc.; Cleo Inc; C.R. Gibson, LLC; Lion Ribbon Company, Inc.; Berwick Delaware, Inc.; The Paper Magic Group, Inc.; Cleo Delaware, Inc.; LLM Holdings, Inc.; Philadelphia Industries, Inc.; W.J.S. Furniture, Inc.; LR Texas Corp.; Don Post Studios, Inc.; Berwick Management LLC; Paper Magic Distribution, Inc.; BOC Distribution, Inc. and CRG Distribution, Inc.
Sixty-five percent (65%) of the outstanding capital stock of certain direct and indirect foreign subsidiaries of CSS has been pledged as collateral security for the obligations of CSS under the Agreement. The obligations of CSS under the new revolving credit facility are otherwise unsecured.
Item 1.02 Termination of a Material Definitive Agreement.
On March 17, 2011, the following agreements were terminated and replaced with the new Agreement described in Item 1.01 of this report: (i) the Amended and Restated Loan Agreement dated as of November 21, 2008, as amended, among CSS, the lenders party thereto and PNC Bank, National Association (“PNC Bank”), as administrative agent for the lenders party thereto; (ii) the Receivables Purchase Agreement dated as of April 30, 2001, as amended, among CSS, CSS Funding LLC, Market Street Funding LLC (f/k/a Market Street Funding Corporation) and PNC Bank; and (iii) the Purchase and Sale Agreement dated as of April 30, 2001, as amended, among Berwick Offray LLC, Paper Magic Group, Inc., Cleo Inc and Lion Ribbon Company, Inc., as originators, CSS Industries, Inc. and CSS Funding LLC.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On March 17, 2011, CSS entered into the Agreement described in Item 1.01 of this report, providing for a revolving credit facility in favor of CSS. The information set forth in Item 1.01 of this report pertaining to the Agreement is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

10.1	Credit Agreement dated March 17, 2011 among CSS Industries, Inc., as borrower, certain subsidiaries of CSS Industries, Inc., as guarantors, Wells Fargo Bank, National Association, as administrative agent and as a lender, and Citizens Bank of Pennsylvania, as a lender.*
*	A listing describing each Exhibit and Schedule to the Credit Agreement is provided herewith as part of Exhibit 10.1. The registrant hereby undertakes to furnish to the Commission supplementally upon request a copy of omitted Exhibits and Schedules to the Credit Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc. (Registrant)
By:	/s/ Vincent A. Paccapaniccia
Vincent A. Paccapaniccia
Vice President – Finance

Date: March 23, 2011

EXHIBIT INDEX

Exhibit	Description
10.1	Credit Agreement dated March 17, 2011 among CSS Industries, Inc., as borrower, certain subsidiaries of CSS Industries, Inc., as guarantors, Wells Fargo Bank, National Association, as administrative agent and as a lender, and Citizens Bank of Pennsylvania, as a lender.*
*	A listing describing each Exhibit and Schedule to the Credit Agreement is provided herewith as part of Exhibit 10.1. The registrant hereby undertakes to furnish to the Commission supplementally upon request a copy of omitted Exhibits and Schedules to the Credit Agreement.